                                                                  EXHIBIT 1-A(1)



                              CERTIFIED RESOLUTION

                    KEMPER INVESTORS LIFE INSURANCE COMPANY



       I, Frank J. Julian, Assistant Secretary of Kemper Investors Life Insurance Company, certify that the attached resolution is true and correct copy of a resolution adopted by the Executive Committee of the Board of Directors of Kemper Investors Life Insurance Company on the 22 day of January, 1987, and that said resolution is in full force and effect and has not been revoked.

       IN WITNESS, I have signed this certification on the 18th day of December, 1995.


                                                   /s/ Frank J. Julian
                                                   ---------------------

                                   RESOLUTION

                      THE KILICO VARIABLE SEPARATE ACCOUNT


       WHEREAS, Illinois Insurance Code, Section 245.21 provides that a domestic life insurance company may authorize the establishment of one or more separate accounts; and

       WHEREAS, competitive conditions in the marketing of life insurance make it both desirable and in the best interest of the Corporation for the Corporation to be able to offer separate investment facilities; and

       WHEREAS, the Board of Directors of this Corporation desires to authorize and empower its officers to establish and maintain a separate account, so that the Corporation may exercise each and every power and right permitted to it by
Section 245.21, and other sections relating thereto, of the Illinois Insurance Code;

       NOW, THEREFORE, BE IT RESOLVED, THAT:

       1. A separate account designated The KILICO Variable Separate Account ("Variable Separate Account") of the Corporation is established and empowered to:

               a. Provide for the sale of variable life insurance policies issued and administered by the Corporation which provide for the allocation of amount paid to or held by the Corporation under such policies to the Variable Separate Account.

               b. Register, to the extent required, under the Investment Company Act of 1940, or file a notification of claim of exemption from such registration, and make applications for such exemptions or orders under the provisions of such Act as may appear to be necessary or desirable;

               c. Register, to the extent required, the policies or units of interest therein under the Securities Act of 1933;

               d. Provide for custodial or depository arrangements for assets allocated to the Variable Separate Account including self custodianship or safekeeping arrangements by the Corporation;

               e. Select an independent public accountant to audit the books and records of the Variable Separate Account;

               f. Invest or reinvest the assets of the Variable Separate Account in securities issued by one or more investment companies registered under the Investment Company Act of 1940;

               g. Divide the Variable Separate Account into subaccounts with each subaccount investing in shares of designated classes of designated investment companies or other appropriate securities; and

               h. Perform such additional functions and take such additional action as may be necessary or desirable to carry out the foregoing and the intent and purposes thereof;

       AND FURTHER RESOLVED, THAT:

       2. The income, gains and losses, whether or not realized, from assets allocated to the Variable Separate Account shall, in accordance with the variable life insurance policies, be credited to or charged against the Variable Separate Account without regard to other income, gains or losses of the Corporation; and the Variable Separate Account shall at all times be created, operated and maintained in compliance with all applicable federal and state laws governing insurance company separate accounts;

       3. The proper officers are authorized, as they deem appropriate from time to time, to divide, modify or eliminate any subaccounts of the Variable Separate Account, change the designations of the Variable Separate Account to another designation, designate further subaccounts, deregister the Variable Separate Account under the Investment Company Act of 1940 and deregister the policies or units of interest therein under the Securities Act of 1933;

       4. The proper officers are, and each of them hereby is, authorized to invest cash from the Corporation's general account in the Variable Separate Account or in any division thereof as may be deemed necessary or appropriate to facilitate the commencement of the Variable Separate Account's operations or to meet any minimum capital requirements under the Investment Company Act of 1940 and to transfer cash or securities from time to time between the Corporation's general account and the Variable Separate Account as deemed necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the variable life insurance policies issued by the Corporation providing for allocations to the Variable Separate Account;

       5. The fiscal year of the Variable Separate Account shall end on the 31st day of December of each year;

       6. The fundamental investment policies of the Variable Separate Account shall be to invest or reinvest the assets of the Variable Separate Account in securities issued by Kemper Investors Fund or such other investment companies registered under the Investment Company Act of 1940 as the proper officers of the Corporation may designate pursuant to the provisions of the variable life insurance policies issued by the Corporation providing for allocations to the Variable Separate Account; and the proper officers of the Corporation are authorized and directed to prepare and execute any necessary agreements to enable the Variable Separate Account to carry out this investment policy;

        7. The proper officers of the Corporation are authorized to prepare, execute and file all periodic reports required under the Investment Company Act of 1940 and the Securities Exchange Act of 1934 in connection with the Variable Separate Account and the variable life insurance policies;

        8. The Corporation may register variable life insurance policies, or units of interest thereunder, under the Securities Act of 1933 and may register the Variable Separate Account as a unit investment trust under the Investment Company Act of 1940 and, in connection therewith, the proper officers of the Corporation are, and each of them hereby is, authorized to prepare, execute and file with the Securities and Exchange Commission (1) registration statements under the Securities Act of 1933 and the Investment Company Act of 1940, including prospectuses, amendments, supplements, exhibits and other documents relating thereto, (2) applications and amendments thereto for exemptions from or orders under the Investment Company Act of 1940 and (3) requests from the Securities and Exchange Commission for no action and interpretive letters in such form and at such times as the proper officer executing the same may deem necessary or appropriate;

        9. The proper officers of the Corporation are, and each of them is, authorized to effect all such registrations, filings and qualifications under blue sky or other applicable securities laws and regulations, insurance securities laws and insurance laws and regulations of such states and other jurisdictions as they may deem necessary or appropriate, with respect to the Corporation and any variable life insurance policies; such authorization to include registration, filing and qualification of the Corporation and of said policies, as well as registration, filing and qualification of officers, employees and agents of the Corporation as brokers, dealers, agents, salesmen, or otherwise; and such authorization also to include authority to prepare, execute, acknowledge and file all such applications, applications for exemptions, appointments, certificates, affidavits, covenants, consents to service of process and other instruments and to take all such action as the proper officer executing the same or taking such action may deem necessary or desirable;

       10. The Corporation's Secretary, Robert J. Engling, Esquire, is hereby appointed as agent for service for, is duly authorized to receive communications and notices with respect to, and is duly authorized to exercise all powers given to such agent in connection with (1) any registration statement or amendment thereto under the Securities Act of 1933 or the Investment Company Act, (2) any Investment Company Act exemptive application or order, (3) any no action letter or interpretive letter request under the Securities Act or Investment Company Act or (4) any similar matter pertaining to state blue sky or insurance regulation;

       11. The signature of any director of officer required by law to be affixed to any document referred to in this resolution may be affixed by said director or officer personally, or by an attorney-in-fact duly constituted in writing by said director or officer to sign his name thereto;

       12. The proper officers of the Corporation are, and each of them hereby is, authorized to establish procedures under which the Corporation will provide for voting rights for owners of the variable life insurance policies with respect to securities owned by the Variable Separate Account;

       13. The proper officers of the Corporation are, and each of them hereby is, authorized to execute such agreement or agreements as deemed necessary and appropriate with (1) Kemper Financial Services, Inc., or another qualified entity under which Kemper Financial Services, Inc., or such other qualified entity, will be appointed principal underwriter and distributor of the variable life insurance policies and (2) with one or more qualified banks or other qualified entities to provide administrative and/or custodial services in connection with the establishment and maintenance of the Variable Separate Account and the design, issuance and administration of the policies;

       14. The proper officers of the Corporation are, and each of them hereby is, authorized, in the name and on behalf of the Corporation, to execute and deliver such corporate documents and certificates and to take such further action as they deem necessary or desirable, including, but not limited to, the payment of applicable fees, in order to effectuate the purposes of any of the foregoing matters.